Gary L. Mowder                                               EXHIBIT 5
   SCHIFF HARDIN & WAITE
   7300 Sears Tower
   Chicago, Illinois 60606
   (312) 258-5514

                                      October 5, 1994


   Securities and Exchange Commission
   Filing Desk -- Stop 1-4
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549-1004

   Re: Premier Financial Services, Inc. -- Registration of 200,000 Shares of Common Stock, Par Value $5.00 Per Share, on Form S-8
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   Ladies and Gentlemen:

        We have acted as counsel to Premier Financial Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 200,000 shares of Common Stock, $5.00 par value per share (the "Common Stock"), to be issued pursuant to the Premier Financial Services, Inc. Senior Leadership and Directors Deferred Compensation Plan (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold under the Plan.
        In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.
        Based upon the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued in accordance with the terms of the Plan and as contemplated in the Registration Statement and the Prospectus relating thereto, will, when so issued, be legally issued, fully paid and nonassessable.
        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      SCHIFF HARDIN & WAITE


                                      By:  /s/Gary L. Mowder
                                           ------------------------------
                                           Gary L. Mowder


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